

<ARTICLE> UT
<LEGEND>
This schedule  contains summary  financial  information  extracted from SEC form
10-Q and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000081033
<NAME> PUBLIC SERVICE ELECTRIC AND GAS COMPANY
<MULTIPLIER>1,000,000

<PERIOD-TYPE>                                       9-MOS
<FISCAL-YEAR-END>                                           DEC-31-1996
<PERIOD-START>                                              JAN-01-1997
<PERIOD-END>                                                SEP-30-1997
<BOOK-VALUE>                                                   PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                                        11,046
<OTHER-PROPERTY-AND-INVEST>                                         618
<TOTAL-CURRENT-ASSETS>                                            1,469
<TOTAL-DEFERRED-CHARGES>                                          1,689
<OTHER-ASSETS>                                                        0
<TOTAL-ASSETS>                                                   14,822
<COMMON>                                                          2,563
<CAPITAL-SURPLUS-PAID-IN>                                           594
<RETAINED-EARNINGS>                                               1,345
<TOTAL-COMMON-STOCKHOLDERS-EQ>                                    4,502
<PREFERRED-MANDATORY>                                               588
<PREFERRED>                                                          95
<LONG-TERM-DEBT-NET>                                              4,126
<SHORT-TERM-NOTES>                                                    0
<LONG-TERM-NOTES-PAYABLE>                                             0
<COMMERCIAL-PAPER-OBLIGATIONS>                                      928
<LONG-TERM-DEBT-CURRENT-PORT>                                       268
<PREFERRED-STOCK-CURRENT>                                             0
<CAPITAL-LEASE-OBLIGATIONS>                                          52
<LEASES-CURRENT>                                                      0
<OTHER-ITEMS-CAPITAL-AND-LIAB>                                    4,263
<TOT-CAPITALIZATION-AND-LIAB>                                    14,822
<GROSS-OPERATING-REVENUE>                                         4,461
<INCOME-TAX-EXPENSE>                                                207    <F1>
<OTHER-OPERATING-EXPENSES>                                        3,477
<TOTAL-OPERATING-EXPENSES>                                        3,710
<OPERATING-INCOME-LOSS>                                             751
<OTHER-INCOME-NET>                                                  (47)
<INCOME-BEFORE-INTEREST-EXPEN>                                      704
<TOTAL-INTEREST-EXPENSE>                                            317    <F2>
<NET-INCOME>                                                        387
<PREFERRED-STOCK-DIVIDENDS>                                          10
<EARNINGS-AVAILABLE-FOR-COMM>                                       374
<COMMON-STOCK-DIVIDENDS>                                            391
<TOTAL-INTEREST-ON-BONDS>                                           247
<CASH-FLOW-OPERATIONS>                                              696
<EPS-PRIMARY>                                                          0
<EPS-DILUTED>                                                          0

<F1>State  Income Taxes of $1 and Federal Income Taxes for Other Income of $(25)
were incorporated into this line item for FDS purposes. In the referenced financial statements, State Income Taxes are included in Taxes - Other and Total Other Income and Deductions are net of the above applicable federal income taxes.
<F2>Total  interest  expense  includes  Preferred  Securities  Dividend
Requirements.

